UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

    On September 26, 2024, Cardinal Ethanol, LLC (the "Company") held a special meeting of the members (the "2024 Special Meeting") to:

•Vote to amend and restate the Second Amended and Restated Operating Agreement of the Company dated February 1, 2006, to provide, among other things, for four separate and distinct classes of membership units: Class A, Class B, Class C and Class D Units as set forth in the proposed Third Amended and Restated Operating Agreement ("Proposal 1"); and
•Vote to rename certain of our outstanding membership units as Class A Units, and reclassify others on the basis of one Class B, Class C and Class D Unit for each currently held for the purposes of discontinuing the registration of our membership units under the Securities Act of 1934 ("Proposal 2").

Proposal 1 and Proposal 2 were conditioned on each other. Of the Company’s 14,606 membership units issued, outstanding and entitled to vote at the 2024 Special Meeting, 8,781 units, or approximately 60% of the total units, were present either in person or by proxy. As a result, a quorum was present to conduct business at the 2024 Special Meeting.

Proposal 1 and Proposal 2 were each approved by the members at the 2024 Special Meeting and the votes on each were as follows:

Proposal 1: Approve the Third Amended and Restated Operating Agreement

For	Against	Abstentions
7,438	1,305	38

Proposal 2: Reclassification of the Company's Units

For	Against	Abstentions
7,373	1,378	30

Approximately 85% of the units present, in person or by proxy, were voted in favor of Proposal 1. Approximately 84% of the units present, in person or by proxy, were voted in favor of Proposal 2. The Company intends to implement the reclassification of the Company's units effective on approximately October 2, 2024.
No other matters were voted upon at the 2024 Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: October 1, 2024	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)